Allen Matkins Leck Gamble Mallory & Natsis LLP
Attorneys at Law
1900 Main Street, 5th Floor | Irvine, CA 92614-7321
Telephone: 949.553.1313 | Facsimile: 949.553.8354
www.allenmatkins.com

Keith Paul Bishop
E-mail: kbishop@allenmatkins.com
Direct Dial: 949.851.5428 File Number: 119520-00002/OC1283052.01

March 11, 2021

AutoWeb, Inc. 6410 Oak Canyon, Suite 250 Irvine, CA 92618-5214 Attention: Glenn E. Fuller, Esq. Executive Vice President, Chief Legal Officer and Secretary

Re:	AutoWeb, Inc. — Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to AutoWeb, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, (the “Securities Act”) of the offer and sale of 411,667 shares of the Company’s common stock, par value $0.001 per share, (the “Shares”) authorized for issuance pursuant to Inducement Stock Option Award Agreements entered into between the Company and Sara Partin, Joseph Hannan, Daniel Ingle, and Michael Sadowski (the “Award Agreements”).  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have reviewed the Company’s charter documents, originals or copies of certificates of the Delaware Secretary of State and an officer of the Company, and such other documents relating to the Company as we have deemed material for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.  Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware (the “DGCL”).  Other than as expressly stated herein with respect to the issuance of the Shares, we express no opinion as to: (i) whether the laws of any particular jurisdiction other than the DGCL are applicable to the subject matter hereof; (ii) any matter pertaining to the contents of the Registration Statement and any related prospectus(es); and (iii) compliance with any federal or state antifraud law, rule or regulation relating to Shares or to the sale or issuance thereof.

 Based on this review and subject to the foregoing, we are of the opinion that if, as and when the Shares have been issued and sold (and the consideration, constituting not less than the par value per Share, fully received) pursuant to the provisions of the applicable Award Agreement and in accordance with the Registration Statement, such Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Shares will be duly registered on the books of the Company’s transfer agent and registrar in the name or on behalf of the purchasers and the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL or certificates representing the Shares will be signed by an authorized officer of the transfer agent and registrar.

 We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the regulations thereunder.

 This opinion letter is rendered as of the date first written above and assumes that no changes in the law will have occurred, including changes affecting the valid issuance of the Shares.  We disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company and the Shares.  This opinion is rendered solely in connection with the Registration Statement and may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

Very truly yours, /s/ Allen Matkins Leck Gamble Mallory & Natsis LLP Allen Matkins Leck Gamble Mallory & Natsis LLP

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